Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in Registration Statement No. 33-84846 of Dynex Securities Corporation on Form S-3 of our report dated April 9, 2004, appearing in this Annual Report on Form 10-K of Dynex Securities Corporation for the year ended December 31, 2003.




DELOITTE & TOUCHE LLP


Richmond, Virginia
May 25, 2004